UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 29, 2019, Abercrombie & Fitch Co. (the “Company”) issued a news release (the “Release”) reporting the Company's unaudited financial results for the first fiscal quarter ended May 4, 2019. A copy of the Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Release, the Company also made available additional unaudited quarterly financial information for each of the quarters in the fiscal year ended February 2, 2019, and the first fiscal quarter in the fiscal year ending February 1, 2020, along with additional financial information for the fiscal years ended February 3, 2018, January 28, 2017, January 30, 2016. The additional financial information is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Release, the Company also made available an investor presentation of results for the first fiscal quarter ended May 4, 2019. The presentation, which is available under the “Investors” section of the Company's website, located at corporate.abercrombie.com, is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company's management conducted a conference call on May 29, 2019 to review the Company's financial results for the first fiscal quarter ended May 4, 2019. A copy of the transcript of the conference call is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

In conjunction with the Release, the Company also made available an infographic, which refers to these results for the first fiscal quarter ended May 4, 2019. The infographic is available under the “Investors” section of the Company's website, located at corporate.abercrombie.com.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On May 22, 2019, the Company determined that it will be ceasing operations of its SoHo Hollister flagship store in New York City, and expects to close this store in the second fiscal quarter ending August 3, 2019. In addition, on May 28, 2019, the Company exercised the kick-out clause of its Fukuoka, Japan A&F flagship store lease, and expects to close this store in the second half of the fiscal year ending February 2, 2021. These actions represent important ongoing steps in the Company’s global store network optimization efforts as it continues to pivot away from large format stores to smaller, omni-channel focused brand experiences.

As a result of these actions, the Company expects to incur pre-tax net lease-related charges of approximately $45 million during the second fiscal quarter ending August 3, 2019. The Company also expects future cash expenditures of approximately $105 million, representing payments required pursuant to the related lease agreements from the dates of the respective actions through the fiscal year ending January 30, 2029.

In the Release on May 29, 2019, the Company announced the actions described above, however, formal communication has not been made to all affected employees regarding the impact of these actions on their employment with the Company. At this time, the Company does not expect employee-related compensation costs associated with these actions to be material.

The estimated amounts for the charges and future cash expenditures described above are preliminary and actual amounts may be materially different from these estimates. The Company may also incur additional charges or future cash expenditures not currently contemplated due to events that may occur as a result of, or that are associated with, these store closures.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News release issued by Abercrombie & Fitch Co. on May 29, 2019

99.2	Additional unaudited financial information made available by Abercrombie & Fitch Co. on May 29, 2019

99.3	Investor presentation of results for the first fiscal quarter ended May 4, 2019 made available by Abercrombie & Fitch Co. on May 29, 2019

99.4	Transcript of conference call held by management of Abercrombie & Fitch Co. on May 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: May 30, 2019	By:	/s/ Scott Lipesky
Scott Lipesky
Senior Vice President and Chief Financial Officer